UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2005

JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L

(Exact Name of Registrant as Specified in its Charter)

Luxembourg (State or Other Jurisdiction of Incorporation)	333-106666 (Commission File Number)	98-0399297 (I.R.S. Employer Identification No.)

382-286 Route de Longwy
L-2212 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)

(352) 226027
(Registrant’s telephone number, including area code)

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     On February 14, 2005, Jafra Cosmetics International, Inc. and Distribuidora Comercial Jafra, S.A. de C.V. (collectively, the “Issuers”) satisfied all of the conditions precedent to the previously announced redemption of $69,500,000 principal amount of Notes issued under the Indenture, dated as of May 20, 2003, among Issuers, Jafra Worldwide Holdings (Lux) S.ar.l., as Note Guarantor, the other Note Guarantors party thereto, and U.S. Bank National Association, as Trustee. As a result, the redemption took place on February 17, 2005.

     The information in this Form 8-K and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2005

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	\s\ Gary Eshleman
Gary Eshleman
Chief Financial Officer